CrowdCheck Law LLP

700 12th Street NW, Suite 700

Washington, DC 20005

April 28, 2023

Managing Member

VV Markets I LLC

2800 Patterson Ave.,

Richmond, Virginia, 23221

To the Managing Member:

We are acting as counsel to VV Markets LLC (the “Company”) with respect to the preparation and filing of an offering statement on Form 1-A. The offering statement covers the contemplated sale of membership interests (the “Interests”) in each of the applicable series of the Company (each, a “Series”) as set forth on Schedule 1 hereto (each, an “Offering”).

In connection with the opinion contained herein, we have examined the offering statement, the certificate of formation of the Company, its Limited Liability Company Agreement, and the Series Designation of each Series undertaking an Offering, as well as all other documents necessary to render an opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

We are opining herein as to the effect on the subject transactions only of the laws of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including federal law.

Based upon the foregoing, we are of the opinion that the Interests being sold pursuant to the offering statement have been authorized by all necessary series limited liability company actions of the Company and, when issued in the manner described in the offering statement, will be validly issued, fully paid and non-assessable.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the offering statement or any portion thereof.

We further consent to the use of this opinion as an exhibit to the offering statement.

Yours truly,

/s/ CrowdCheck Law LLP

AS/GHA

SCHEDULE 1

Series Name	Offering Price per Interest	Maximum Membership Interests	Maximum Offering Size
VV-0001	$46.00	1,000	$46,000
VV-PNST	$23.00	2,200	$50,600
VV-SUPR	$36.00	2,185	$78,650
VV-CHAM	$50.00	1,692	$84,600
VV-STEML	$10.00	7,095	$70,950
VV-MACAL	$50.00	2,040	$102,000
VV-BOWCK	$47.00	2,200	$103,400
VV-FUTUR	$70.00	1,920	134,400
VV-BDX	$40.00	2,550	$102,000
VV-SPAN	$60.00	1,680	$100,800
VV-DRC	$25.00	6,302	$157,500
VV-NAPA	$50.00	3,266	$163,300
VV-RHONE	$40.00	4,400	$176,000
VV-PDMT	$50.00	3,553	$177,650
VV-JPWY	$34.00	6,325	$215,050
VV-PTRS	$58.00	575	$33,350
VV-ROSE	$41.00	1,100	$45,100
VV-BOD10	$50.00	2,189	$109,450
VV-WBURG	$30.00	5,060	$151,800
VV-GERM	$53.00	1,100	$58,300
VV-LAF10	$100.00	1,331	$133,100
VV-MACAL50	$20.00	6,325	$126,500
VV-JYFT	$30.00	880	$26,400
VV-GPS	$43.00	3,300	$141,900
VV-BDMA	$50.00	946	$47,300
VV-CDCV	$50.00	836	$41,800
VV-DRCH	$100.00	583	$58,300
VV-MR19	$100.00	308	$30,800
VV-SCRV	$100.00	1,441	$144,100
VV-BDXM1	$50.00	4,400	$220,000
VV-CB100	$100.00	627	$62,700
VV-JSCV	$100.00	671	$67,100
VV-KGC1	$50.00	1,650	$82,500
VV-LR15	$100.00	770	$77,000
VV-PFGV	$50.00	1,804	$90,200
VV-BDX2K	$100.00	1,936	$193,600
VV-BXEP21	$50.00	5,060	$253,000
VV-CDVM	$100.00	1,100	$110,000
VV-CHBL1	$50.00	660	$33,000
VV-DRC15	$100.00	836	$83,600
VV-DRCRC1	$100.00	1,100	$110,000
VV-KGC2	$100.00	1,738	$173,800
VV-MACAL2	$100.00	1,155	$115,500
VV-MACAL3	$100.00	1,430	$143,000
VV-MVRW	$50.00	3,410	$170,500
VV-POM1	$100.00	1,210	$121,000

VV-BOW50	$100.00	660	$66,000
VV-CCC1	$100.00	957	$95,700
VV-DL19	$100.00	693	$69,300
VV-DRCH17	$100.00	968	$96,800
VV-HAWV	$50.00	1,166	$58,300
VV-LAF19	$50.00	1,012	$50,600
VV-MACFC	$50.00	1,452	$72,600
VV-MARG1	$100.00	1,078	$107,800
VV-RTBC	$100.00	1,122	$112,200
VV-SAIC	$100.00	748	$74,800
VV-TLC1	$100.00	869	$86,900
VV-BOW2	$50.00	1,232	$61,600
VV-DP08	$50.00	1,870	$93,500
VV-DRC09	$100.00	1,155	$115,500
VV-DRCH14	$50.00	1,584	$79,200
VV-DRCH19	$100.00	2,134	$213,400
VV-ITRC	$50.00	1,606	$80,300
VV-KCSK	$100.00	3,465	$346,500
VV-KGC3	$100.00	946	$94,600
VV-KGC4	$50.00	1,408	$70,400
VV-MACAL4	$100.00	880	$88,000
VV-YAM1	$50.00	858	$42,900
VV-BOMA	$100.00	770	$77,000
VV-CHJC	$100.00	759	$75,900
VV-GUGL1	$100.00	671	$67,100
VV-HBC1	$100.00	1,342	$134,200
VV-HIB1	$100.00	715	$71,500
VV-KGC5	$100.00	583	$58,300
VV-LAT1	$100.00	902	$90,200
VV-LBV1	$100.00	1,122	$112,200
VV-RBV1	$100.00	1,045	$104,500
VV-SCC1	$100.00	655	$65,450
VV-SPAN2	$100.00	792	$79,200
VV-KGC6	$100.00	715	$71,500